EXHIBIT 21.1


                      SUBSIDIARIES OF THE REGISTRANT


                                                           Name under
                                      State or Country     which subsidiary
                                      of Incorporation     is doing business
Name                                  or Organization      other than its own
-------------                         ----------------     -------------------
ADAP, Inc.                              New Jersey             AutoZone
ALLDATA Corporation                     Delaware
AutoZone Stores, Inc.                   Nevada
AutoZone Development Corporation        Nevada
AutoZone Management, L.P.               Delaware
AutoZone de Mexico, S. de R.L. de C.V.  Mexico
AutoZone Texas, L.P.                    Delaware
Chief Auto Parts Inc.                   Delaware               AutoZone
TruckZone, Inc.                         Nevada                 TruckPro



In addition, three subsidiaries operating in the United States and five subsidiaries operating outside of the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X.